UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       October 20, 2006 (January 1, 2006)
                Date of Report (Date of earliest event reported)


                        Ameri-First Financial Group, Inc.
      (Exact name of the small business issuer as specified in its charter)


       Delaware                    000-28453                   75-2610236
(State of Incorporation)   (Commission File Number)     (IRS Employer ID Number)


                       211 West Wall, Midland, Texas 79701
               (Address of principal executive offices)(Zip Code)


                                 (432) 682-1761
              (Registrant's telephone number, including area code)


            6060 North Central Expressway, Suite 560 Dallas, Tx 75206
              (Former name, former address and former fiscal year,
                         if changed since last report)


[ ] Written Communication pursuant to rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17
    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On January 18, 2005, Registrant ("AMFG") and Wilkerson Consulting, Inc. ("Wilkerson") entered into a Debt and Stock Purchase Agreement with Glenn A. Little ("Little") pursuant to which Little agreed to purchase $740,000 in outstanding debt against AMFG held by Wilkerson and to purchase Wilkerson's stock in the Company, (700,000 shares) for cash consideration of $60,000.

The purchase price was placed in the escrow account of Wilkerson's attorneys pending completion of the following conditions precedent.

     1. Receipt of a Good Standing Certificate from the State of Delaware regarding AMFG;

     2. Completion of GAAP audits and tax returns of AMFG for calendar years 2002 and 2003;

     3. Affidavit from the Board of Directors of AMFG that there are no additional outstanding debts or demands from either regulatory groups, debtors, or stockholders;

     4. Receipt of a tax lien and judgment search on AMFG showing no liens or judgments; and

     5. Receipt of resignations from the Board of Directors and all officers of AMFG and the appointment of Glenn Little to the Board of Directors.

In the event such conditions were not completed within 120 days of the date of the agreement, the $60,000 purchase price was to be returned to Little and the transaction terminated. A closing of the transaction was scheduled on May 5, 2005. At the Closing, Little was advised that the conditions precedent for the Closing regarding the GAAP audits and tax returns had not been completed. At the request of Wilkerson's Counsel, Little granted an extension of time for completion of the conditions precedent.

Thereafter, despite their failure to complete the GAAP Audits and tax returns as required, the officers and directors of the Company delivered to Little their resignations and the appointment of Little as the sole officer and director of AMFG. On November 2, 2005, Wilkerson delivered the required corporate resolution to effect the transfer of Wilkerson's shares to Little.

Notwithstanding the resignations of the officers and directors of AMFG and their unilateral appointment of Little as the sole officer and director of AMFG and the eventual delivery to Little by Wilkerson of the required resolutions to transfer Wilkerson's stock into Little's name, Little did not deem the transaction closed due to the failure of Wilkerson and AMFG to fulfill the conditions precedent relating to the audit and tax returns.

On January 1, 2006, Little waived the failure of the completion of conditions precedent and accepted his appointment as an officer and director of the Registrant and deemed the transaction closed as of that date.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

Upon the resignation of Gary W. Bell, C. Keith Wilkerson II, and Keith D. Newton, as Officers and Directors, Glenn A. Little was appointed as sole Director and President and Secretary of Registrant. Mr. Little accepted appointment to these positions on January 1, 2006.

Glenn A. Little is a graduate of The University of Florida, Gainesville (Bachelor of Science in Business Administration) and the American Graduate School of International Management (Master of Business Administration International Management) and has been the principal of Little and Company Investment Securities (LITCO), a Securities Broker/Dealer with offices in Midland, Texas since 1979. Before founding LITCO, Mr. little was a stockbroker with Howard, Weil, Labouisse, Friedrich in their New Orleans, Louisiana and Midland, Texas offices and also worked for First National bank of Commerce in New Orleans, Louisiana. Mr. Little was appointed an Adjudicatory Official for the State Bar of Texas and served in that capacity from 1997 through 2003.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameri-First Financial Group, Inc.

October 20, 2006


    /s/ Glenn A. Little
    ---------------------------------
By: Glenn A. Little
    President

                                       3